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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 20, 2004


                                  McAfee, Inc.
             (Exact name of registrant as specified in its charter)

                         Commission file number: 0-20558


                Delaware                                    77-0316593
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                   Identification Number)

          3965 Freedom Circle                                  95054
        Santa Clara, California                             (Zip Code)
(Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (408) 988-3832

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

      On August 23, 2004, McAfee, Inc. (the "Registrant") issued a press release announcing that on August 20, 2004 it completed the previously announced redemption of its 5.25% Convertible Subordinated Notes due 2006.

      The press release also announced that the Registrant plans to begin a stock purchase program in which up to $200 million of its common stock may be purchased in the open market over the next two years.

      The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.     Description
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99.1            Press release dated August 23, 2004, announcing that the
                Registrant has completed the previously announced redemption of its Convertible Subordinated Notes and announcing that the Registrant plans to begin a stock purchase program in which up to $200 million of its common stock may be purchased in the open market over the next two years.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MCAFEE, INC.

      Dated: August 23, 2004              By:  /s. Stephen C. Richards
                                              ---------------------------------
                                              Stephen C. Richards
                                              Chief Operating Officer and
                                              Chief Financial Officer


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                                 EXHIBIT INDEX

Exhibit No.        Description

99.1 Press release dated August 23, 2004, announcing that the Registrant has completed the previously announced redemption of its Convertible Subordinated Notes and announcing that the Registrant plans to begin a stock purchase program in which up to $200 million of its common stock may be purchased in the open market over the next two years.